EXHIBIT 23.1


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8, or our report dated February 25, 1999 (except as to Note 14 which is dated March 4, 1999) which appears on page F-2 of the annual report on Form 10-KSB of Compu-DAWN, Inc., now known as MyTurn.com, Inc., for the year ended December 31, 1998.

                                               /s/ LAZAR LEVINE & FELIX LLP
                                               LAZAR LEVINE & FELIX LLP

New York, New York
April 25, 2000






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